================================================================================


                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                AMENDMENT NO. 2
                        TO CURRENT REPORT ON FORM 8-K
                                       ON

                                   FORM 8-K/A


     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):  June 30, 1995



                             ENERGY VENTURES, INC.
               (Exact name of registrant as specified in charter)




         Delaware                   0-7265                    04-2515019
(State of Incorporation)   (Commission Filed No.)          (I.R.S. Employer
                                                          Identification No.)



    5 Post Oak Park, Suite 1760,
           Houston, Texas                                          77027-3415
(Address of Principal Executive Offices)                           (Zip Code)



      Registrant's telephone number, including area code:  (713) 297-8400



================================================================================

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(A)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                      REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Shareholders of Prideco, Inc.:

We have audited the accompanying consolidated balance sheets of Prideco, Inc. (a Texas corporation), and subsidiaries as of June 30, 1995 and 1994, and the related consolidated statements of income, changes in shareholders' investment and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Prideco, Inc., and subsidiaries as of June 30, 1995 and 1994, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.




                                             ARTHUR ANDERSEN LLP
Houston, Texas
July 31, 1995

                         PRIDECO, INC. AND SUBSIDIARIES


              CONSOLIDATED BALANCE SHEETS--JUNE 30, 1995 AND 1994

                                    (Note 1)


                                                                                           1995           1994
                                                                                        -----------    -----------
                                        ASSETS
                                        ------
 CURRENT ASSETS:
   Cash                                                                                 $   533,189    $    28,598
   Accounts receivable, trade (net of allowance for doubtful accounts
          of $84,457 and $58,910, respectively)                                           8,901,963      6,685,910
   Income taxes receivable                                                                   -              30,560
   Inventories                                                                           12,536,256     14,940,153
   Deferred income taxes (Note 4)                                                           321,314         76,662
   Prepaid expenses and other                                                               123,314        650,148
                                                                                        -----------    -----------
                        Total current assets                                             22,416,036     22,412,031
                                                                                        -----------    -----------
 INVESTMENT IN JOINT VENTURE (Note 2)                                                       273,830        273,830
                                                                                        -----------    -----------
 PROPERTY, PLANT AND EQUIPMENT                                                           12,879,214     12,260,479
   Less- Accumulated depreciation                                                        (5,993,638)    (4,858,333)
                                                                                        -----------    -----------
                        Property, plant and equipment, net                                6,885,576      7,402,146
                                                                                        -----------    -----------
 OTHER ASSETS, net                                                                          226,966        284,278
                                                                                        -----------    -----------
                                                                                        $29,802,408    $30,372,285
                                                                                        ===========    ===========

                       LIABILITIES AND SHAREHOLDERS' INVESTMENT
                       ----------------------------------------

 CURRENT LIABILITIES:
   Current maturities of long-term notes payable (Note 3)                               $13,337,849    $ 1,779,649
   Accounts payable                                                                       4,732,458      3,207,485
   Accrued liabilities                                                                    1,947,601      1,400,926
   Income tax payable                                                                        91,616         -
                                                                                        -----------    -----------
                        Total current liabilities                                        20,109,524      6,388,060

 LONG-TERM NOTES PAYABLE, less current maturities (Note 3)                                  289,143     15,016,878

 DEFERRED FEDERAL INCOME TAXES (Note 4)                                                     678,256        643,530

 REDEEMABLE PREFERRED STOCK, $.05 par value; 1,891,891 shares
   authorized, issued and outstanding (Note 3)                                            4,048,647      3,859,458

 SHAREHOLDERS' INVESTMENT:
   Common stock, $.10 par value; 12,608,109 shares authorized,
          2,644,775 shares issued and outstanding in 1995 and 1994                          264,477        264,477
   Additional paid-in capital                                                               350,856        350,856
   Retained earnings                                                                      4,061,505      3,849,026
                                                                                        -----------    -----------
                        Total shareholders' investment                                    4,676,838      4,464,359
                                                                                        -----------    -----------
                                                                                        $29,802,408    $30,372,285
                                                                                        ===========    ===========



  The accompanying notes are an integral part of these financial statements.

                         PRIDECO, INC. AND SUBSIDIARIES


                       CONSOLIDATED STATEMENTS OF INCOME

                   FOR THE YEARS ENDED JUNE 30, 1995 AND 1994

                                    (Note 1)



                                                                                           1995           1994
                                                                                        -----------    -----------
 SALES                                                                                  $55,238,997    $46,427,802

 COST OF GOODS SOLD                                                                      47,192,544     39,839,719
                                                                                        -----------    -----------
                            Gross profit                                                  8,046,453      6,588,083

 SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                                             3,821,387      3,365,960
                                                                                        -----------    -----------
                            Operating income                                              4,225,066      3,222,123

 OTHER INCOME (EXPENSE):
     Interest expense                                                                    (1,444,409)    (1,001,895)
     Acquisition expenses                                                                (1,416,783)        -
     Other expense, net                                                                    (190,845)      (195,060)
                                                                                        -----------    -----------
                            Income before income taxes                                    1,173,029      2,025,168

 PROVISION (BENEFIT) FOR INCOME TAXES (Note 4):
     Current                                                                                981,287        499,517
     Deferred                                                                              (209,926)       200,233
                                                                                        -----------    -----------
                                                                                            771,361        699,750
                                                                                        -----------    -----------
 NET INCOME                                                                             $   401,668    $ 1,325,418
                                                                                        ===========    ===========



  The accompanying notes are an integral part of these financial statements.

                         PRIDECO, INC. AND SUBSIDIARIES


         CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' INVESTMENT

                   FOR THE YEARS ENDED JUNE 30, 1995 AND 1994

                                    (Note 1)



                                                       Common Stock
                                                         Issued
                                                  ---------------------      Additional
                                                                 Par          Paid-In       Retained
                                                   Shares       Value         Capital       Earnings       Total
                                                  ---------    --------      ----------    ----------    ----------
 BALANCE, June 30, 1993                           2,644,775    $264,477       $350,856     $2,883,066    $3,498,399
 ACCRETION OF REDEEMABLE
   PREFERRED STOCK                                   -           -              -            (359,458)     (359,458)
 NET INCOME                                          -           -              -           1,325,418     1,325,418
                                                  ---------    --------       --------     ----------    ----------
 BALANCE, June 30, 1994                           2,644,775     264,477        350,856      3,849,026     4,464,359
 ACCRETION OF REDEEMABLE
   PREFERRED STOCK                                   -           -              -            (189,189)     (189,189)
 NET INCOME                                          -           -              -             401,668       401,668
                                                  ---------    --------       --------     ----------    ----------
 BALANCE, June 30, 1995                           2,644,775    $264,477       $350,856     $4,061,505    $4,676,838
                                                  =========    ========       ========     ==========    ==========



  The accompanying notes are an integral part of these financial statements.

                         PRIDECO, INC. AND SUBSIDIARIES


                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                   FOR THE YEARS ENDED JUNE 30, 1995 AND 1994

                                    (Note 1)



                                                                                           1995            1994
                                                                                        -----------     ------------
 CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                                           $   401,668     $  1,325,418
   Adjustments to reconcile net income to net cash provided by (used
        in) operating activities-
          Depreciation and amortization                                                   1,255,894        1,240,061
          Provision (benefit) for deferred income taxes                                    (209,926)         200,233
          Increase in accounts receivable, net                                           (2,216,053)      (2,310,446)
          (Increase) decrease in inventories                                              2,403,897       (5,682,672)
          (Increase) decrease in prepaid expenses and other                                 526,834         (331,286)
          Increase in accounts payable                                                    1,524,973        1,081,595
          Increase (decrease) in accrued liabilities                                        546,675         (268,204)
          Decrease in income taxes receivable                                                30,560          469,615
          Increase in income taxes payable                                                   91,616           -
                                                                                        -----------     ------------
               Net cash provided by (used in) operating activities                        4,356,138       (4,275,686)

 CASH FLOWS FROM INVESTING ACTIVITIES:
   Additions to property, plant and equipment                                              (682,011)        (786,773)
   Investment in joint venture                                                               -              (192,191)
                                                                                        -----------     ------------
               Net cash used in investing activities                                       (682,011)        (978,964)

 CASH FLOWS FROM FINANCING ACTIVITIES:
   Net borrowings (payments) pursuant to revolving line-of-credit
        loan agreement established in March 1994                                         (2,059,870)      11,532,570
   Net payments pursuant to line-of-credit agreement retired in March 1994                   -           (10,000,000)
   Payment on convertible subordinated note payable                                          -            (1,000,000)
   Payments on long-term notes payable                                                   (1,109,666)        (292,562)
   Proceeds from issuance of term loan pursuant to the Credit
        Facility agreement                                                                   -             5,000,000
                                                                                        -----------     ------------
               Net cash provided by (used in) financing activities                       (3,169,536)       5,240,008
                                                                                        -----------     ------------
 NET INCREASE (DECREASE) IN CASH                                                            504,591          (14,642)
 CASH, beginning of year                                                                     28,598           43,240
                                                                                        -----------     ------------
 CASH, end of year                                                                      $   533,189     $     28,598
                                                                                        ===========     ============



  The accompanying notes are an integral part of these financial statements.

                         PRIDECO, INC. AND SUBSIDIARIES


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. BUSINESS, ORGANIZATION AND
   SIGNIFICANT ACCOUNTING POLICIES:

Business and Organization

Prideco, Inc. (a Texas corporation), and its wholly owned subsidiaries (the Company or Prideco) are engaged in the manufacture of drill collars, heavyweight drill pipe, drill pipe and in the heat-treating of casing and other steel products. The consolidated financial statements include the accounts of Prideco and its wholly owned subsidiaries. All significant intercompany balances have been eliminated in consolidation.

Acquisition of Prideco, Inc.

Effective June 30, 1995, Prideco was acquired by Energy Ventures Inc. (EVI) through a merger of Grant Acquisition Company, a wholly owned subsidiary of EVI, with and into Prideco and all preferred and common stock of Prideco was converted into EVI common stock. The accompanying financial statements as of June 30, 1995, have been prepared assuming the acquisition was effective on July 1, 1995. On June 30, 1995, and in connection with the acquisition, EVI retired all the Prideco outstanding debt under the line of credit and bank term note (see Note 3). In connection with the acquisition, Prideco recognized expenses relating to the acquisition in the amount of $1,416,783 which are reflected in the accompanying statement of income for the year ended June 30, 1995.

Reclassifications

Certain reclassifications have been made in the 1994 statements to conform to 1995 presentation.

Concentration of Credit Risk

Substantially all of the Company's customers are engaged in the energy industry. This concentration of customers may impact the Company's overall exposure to credit risk, either positively or negatively, in that customers may be similarly affected by changes in economic and industry conditions. The Company performs ongoing credit evaluations of its customers and does not generally require collateral in support of its trade receivables; however, in certain circumstances, the Company may require letters of credit from its customers. The Company maintains reserves for potential credit losses, and actual losses have historically been within the Company's expectations.

Inventories

Inventories are valued at cost, determined on a weighted average method which approximates first-in, first-out (FIFO) basis but not in excess of net realizable value. Inventory cost includes material, labor and manufacturing overhead. Inventories as of June 30, 1995 and 1994, are comprised of the following:

                                                                          1995            1994
                                                                      ------------    ------------
                      Raw materials                                   $  3,435,442    $  6,404,434
                      Work in process                                    5,185,482       4,873,778
                      Finished products                                  3,915,332       3,661,941
                                                                      ------------    ------------
                                   Total inventories                  $ 12,536,256    $ 14,940,153
                                                                      ============    ============

Property, Plant and Equipment

Property, plant and equipment are presented at cost. The costs of major renewals and betterments are capitalized; repairs and maintenance costs are expensed. Depreciation is computed for financial reporting purposes using both straight-line and accelerated methods. A summary of the cost of property, plant and equipment and the estimated useful lives for financial reporting purposes as of June 30, 1995 and 1994, is as follows:


                                                                                             Estimated
                                                               1995            1994        Useful Lives
                                                          -------------    ------------    ------------
                 Land                                     $   1,001,953    $  1,001,953       -
                 Machinery and equipment                      9,287,388       8,833,752      5-10 years
                 Office furniture and fixtures                  229,678         217,627       5-7 years
                 Buildings                                    2,287,657       2,171,293     30-32 years
                 Construction in progress                        72,538          35,854
                                                          -------------    ------------
                                                          $  12,879,214    $ 12,260,479
                                                          =============    ============

Construction in progress relates to property improvements at the heat treat and drill collar facilities.

2. INVESTMENT IN JOINT VENTURE:

In July 1993, the Company, through one of its subsidiaries, entered into an agreement with a Venezuelan company to form a joint venture, Prideco de Venezuela, S.A. (PDV or the Joint Venture), a Venezuelan corporation. The purpose of the Joint Venture is to manufacture, assemble, sell and service heavy-weight drill pipe and drill collars in the Republic of Venezuela. The Company owns 49 percent of PDV and shares equally in profits and losses of the Joint Venture. The Company accounts for this investment using the equity method.

Under the terms of the Joint Venture agreement, the Company contributed $192,191 in cash and an asset with a carrying value of $81,639 to PDV in fiscal year 1994. Included in the accompanying consolidated statements of income for the years ended June 30, 1995 and 1994, is $132,125 and $193,028, respectively, in sales to the Joint Venture. The accompanying consolidated balance sheet as of June 30, 1995 and 1994, includes accounts receivable of the Company from PDV of $73,330 and $17,945, respectively.

During 1995 and 1994, the Company recorded no profits or losses to the investment as the joint ventures operations were minimal during fiscal 1995 and 1994. Prideco's investment in the Joint Venture was $273,830 at June 30, 1995 and 1994.

3. DEBT:

Line of Credit

On June 30, 1995, and in connection with the acquisition of Prideco (see Note
1), all outstanding debt under the line of credit and term note were paid in full by EVI.

Through March 1994, the Company had a line of credit with a bank which provided for borrowings up to the lesser of a borrowing base or $15,000,000. On March 23, 1994, the Company replaced this line of credit with an $18.0 million revolving credit facility (the Credit Facility) with a bank, which consists of a $5,000,000 term loan and a revolving line of credit not to exceed a borrowing base, as defined, or $20 million less all outstanding amounts under the term loan. Principal amounts borrowed pursuant to the term loan are due in monthly payments of $84,000. The unpaid balance of the term loan, together with the unpaid balance of all amounts borrowed pursuant to the line of credit, is due on March 23, 1996. The Credit Facility provides for a prepayment premium equal to 1 percent of amounts prepaid before March 23, 1996. Amounts outstanding under the revolving line of credit accrue interest at prime or LIBOR plus various interest rates (9.7 percent at June 30, 1995) and are secured by substantially all of the assets of the Company. The Credit Facility agreement requires, among other things, that the Company (a) declare no dividends, (b) incur no additional indebtedness and (c) maintain various financial covenants including a maximum amount of capital expenditures, a maximum ratio of debt to adjusted tangible net worth, a minimum fixed charge coverage ratio, a minimum current ratio and a minimum amount of adjusted tangible net worth, all of which are defined by the Credit Facility agreement.

Long-Term Notes Payable

Notes payable at June 30, 1995 and 1994, consisted of the following:

                                                                                          1995            1994
                                                                                      -------------    ------------
 Borrowings pursuant to line-of-credit agreement established in March 1994            $   9,472,700    $ 11,532,570
 Term note payable to a bank                                                              3,740,000       4,748,000
 Notes payable to investment groups, bearing interest at 8%, principal and interest are payable in monthly installments of $2,805 with the unpaid balance
 due on August 30, 1998, secured by buildings and land                                      201,360         218,174
 Other notes payable, bearing interest from zero percent to 8%, a portion of which
 is secured by buildings and land                                                           212,932         297,783
                                                                                      -------------    ------------
                                                                                         13,626,992      16,796,527
 Less- Current maturities of long-term notes payable                                    (13,337,849)     (1,779,649)
                                                                                      -------------    ------------
                                                                                      $     289,143    $ 15,016,878
                                                                                      =============    ============


The debt outstanding at June 30, 1995, matures as follows:

                                   1996                                  $ 13,337,849
                                   1997                                        31,136
                                   1998                                        33,720
                                   1999                                       224,287
                                   2000 and thereafter                         -
                                                                         ------------
                                                                         $ 13,626,992
                                                                         ============

During the years ended June 30, 1995 and 1994, the Company made interest payments of $1,341,928 and $1,047,112, respectively.

The Company has bank letters of credit of approximately $356,915 outstanding at June 30, 1995, to customers, arising out of normal business operations. The letters of credit expire at various times through fiscal 1996.

Redeemable Preferred Stock

On June 30, 1995, and in connection with the acquisition of Prideco (see Note
1), all preferred stock of Prideco was converted to EVI common stock.

In August 1992, the shareholders of the Company agreed to exchange the $3,500,000 of subordinated notes payable to them by the Company for 1,891,891 shares of redeemable preferred stock of the Company. The preferred stock is redeemable at the option of the Company at a redemption price of $1.85 per share through March 31, 1993, at which time the redemption price increases by 5 percent and will increase by an additional

5 percent each March 31 until all preferred stock has been fully redeemed. The difference between the redemption value and the carrying value of the redeemable preferred stock at the date of issue has been accreted by a charge to retained earnings during the redemption period. For the period beginning July 1, 1995, and ending September 30, 1995, each holder of preferred stock which had not been redeemed at June 30, 1995, shall have the right to convert all outstanding preferred stock into the Company's common stock, at the rate of one common share for each .85 shares of preferred stock. The preferred stock is nonvoting and bears no dividend. In addition, the Company can pay no dividend on its common stock as long as any preferred stock is outstanding.

4. INCOME TAXES:

The Company accounts for income taxes pursuant to Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS No. 109), which provides, among other things, for the recognition and presentation of deferred tax assets and liabilities for the future tax consequences of temporary differences between the financial statement basis and the tax basis of assets and liabilities using the tax rates in effect during the period when taxes are actually paid or recovered. Accordingly, income tax provisions will increase or decrease in the same period in which a change in tax rates is enacted.

A reconciliation of the statutory tax rates during the period to the effective tax rate follows:

                                                                                             1995      1994
                                                                                             ----      ----
           Statutory federal income tax rate                                                 34.0%     34.0%
           Business combination expenses currently expensed for books                        29.0        -
           Effect of other nondeductible expenses                                             2.7       0.6
                                                                                             ----      ----
                                         Effective tax rate                                  65.7%     34.6%
                                                                                             ====      ====

The deferred income tax provision (benefit) for income before income taxes primarily consisted of the following:

                                                                                         1995          1994
                                                                                      ----------    ----------
          Accruals not currently deductible for tax purposes                          $  (68,333)   $   17,844
          Excess of tax under financial deductions for reserves                         (177,926)       20,739
          Excess of tax over financial deduction related to depreciation                  15,576        52,580
          Utilization of alternative minimum tax credit carryforward                      -            171,500
          Other                                                                           20,757       (62,430)
                                                                                      ----------    ----------
                           Deferred income tax provision (benefit)                    $ (209,926)   $  200,233
                                                                                      ==========    ==========

The primary components of the Company's net current deferred tax assets and net noncurrent deferred tax liabilities are as follows. No valuation allowance has been provided on the deferred tax assets at June 30, 1995 and 1994.

                                                                                               June 30
                                                                                      ------------------------
                                                                                         1995          1994
                                                                                      ----------    ----------
          Excess of tax under financial deduction for reserves                        $  197,955    $   20,029
          Book accruals not currently deductible for tax purposes                        109,574        69,311
          Other                                                                           13,785       (12,678)
                                                                                      ----------    ----------
                            Net current deferred tax asset                            $  321,314    $   76,662
                                                                                      ==========    ==========
          Tax depreciation in excess of book depreciation                             $  613,213    $  597,637
          Cost capitalized for book purposes                                              65,043        45,893
                                                                                      ----------    ----------
                            Net noncurrent deferred tax liability                     $  678,256    $  643,530
                                                                                      ==========    ==========

During the year ended June 30, 1995 and 1994, the Company made federal income tax payments of $872,000 and $500,000, respectively.

5. SIGNIFICANT VENDORS AND CUSTOMERS:

During the years ended June 30, 1995 and 1994, the Company made purchases from three and two vendors, respectively, which accounted for 39 percent and 27 percent, respectively, of total material purchases.

During the years ended June 30, 1995 and 1994, the Company made sales to one customer which accounted for 12 percent and 10 percent, respectively, of total product sales.

6. RELATED PARTIES:

During the year ended June 30, 1995, the Company made sales to and purchases from affiliates of EVI in the amount of $231,000 and $149,000, respectively. Included in accounts receivable and accounts payable in the accompanying balance sheet as of June 30, 1995, is $24,700 and $18,200, respectively, of receivables from and payables to these affiliates.

7. 401(k) SAVINGS AND RETIREMENT PLAN:

In August 1993, the Company adopted a 401(k) savings and retirement plan (the Savings Plan). The plan is designed to qualify under Section 401(k) of the Internal Revenue Code of 1986. Under the terms of the Savings Plan, the Company is required to make matching contributions equal to 10 percent of each participant's eligible contributions, up to a maximum of $100 matching contribution per participant. The Savings Plan also provides for a discretionary employer contribution to be decided annually by the Company. During 1995 and 1994, the Company made matching contributions to the Savings Plan totaling $9,188 and $4,276, respectively. No discretionary employer contributions were made in fiscal 1995 or 1994.


8. COMMITMENTS AND CONTINGENCIES:

Operating Leases

Operating lease commitments for facilities and equipment require minimum annual payments of $22,900 for fiscal year 1996, $22,200 for 1997 through 1998 and $14,800 for 1999. There are no future lease commitments thereafter. Total rent expense for the years ended June 30, 1995 and 1994, was $64,928 and $59,393, respectively.

Sales Commitments

The Company has agreements with three of its customers to sell merchandise to them over the next year for specified prices. The Company's aggregate commitment under sales agreements was approximately $6,049,833 at June 30, 1995.

(B)       PRO FORMA FINANCIAL INFORMATION

          PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

          The following tables set forth the unaudited pro forma condensed consolidated statements of income for the Company for the year ended December 31, 1994, and the six months ended June 30, 1995, after giving effect to the Company's acquisition on June 30, 1995, of Prideco in consideration of 2,255,198 shares of Common Stock. The pro forma financial information assumes that the acquisition occurred as of January 1, 1994. The Prideco acquisition was accounted for using the purchase method of accounting.

          The unaudited pro forma condensed consolidated statements of income are based upon estimates and assumptions related to the accounting for the Prideco acquisition which are subject to subsequent determination and more detailed analyses, appraisals and evaluations of the specific assets and liabilities. The final allocation of the purchase price of the Prideco acquisition may differ from the amounts contained in these unaudited pro forma condensed consolidated statements of income.

        The following unaudited pro forma condensed consolidated statements of income should be read in conjunction with the Consolidated Financial Statements of the Company and the related notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1994 and the Company's Quarterly Report on Form 10-Q for the quarter ended June 30,1995 as well as the audited consolidated financial statements of Prideco for the fiscal year ended June 30, 1995 and related notes thereto included elsewhere herein. The historical results of Prideco for the pro forma condensed consolidated statements of income reflect the twelve month period ended December 31, 1994 and the six month period ended June 30, 1995, which differs from the audited June 30, 1995 fiscal year financial statements of Prideco. The pro forma information is not necessarily indicative of the results that might have occurred had the Prideco acquisition taken place at the beginning of the period specified and is not intended to be a projection of future results.

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                      For the Year Ended December 31, 1994
                    (In thousands, except per share amounts)


                                                                                    Prideco
                                                     Company          Prideco      Pro Forma       Pro Forma
                                                    Historical       Historical   Adjustments     Consolidated
                                                   -------------     ----------   -----------     -------------
Revenues  . . . . . . . . . . . . . . . . .        $     248,537     $   50,654   $       ---     $     299,191
                                                   -------------     ----------   -----------     -------------
Costs and expenses:
  Cost of sales . . . . . . . . . . . . . .              181,137         43,018           ---           224,155
  Selling, general and administrative
    expenses  . . . . . . . . . . . . . . .               47,931          3,541           422 (a)        51,894
                                                   -------------     ----------   -----------     -------------
                                                         229,068         46,559           422           276,049
                                                   -------------     ----------   -----------     -------------
Operating income  . . . . . . . . . . . . .               19,469          4,095          (422)           23,142
                                                   -------------     ----------   -----------     -------------
Other income (expense):
  Interest expense, net . . . . . . . . . .              (13,505)        (1,299)        1,236 (b)       (13,568)
  Other, net  . . . . . . . . . . . . . . .                  484           (210)          ---               274
                                                   -------------     ----------   -----------     -------------
                                                         (13,021)        (1,509)        1,236           (13,294)
                                                   -------------     ----------   -----------     -------------
Income before income taxes  . . . . . . . .                6,448          2,586           814             9,848
Provision for income taxes  . . . . . . . .               (1,806)          (921)         (269)(c)        (2,996)
                                                   -------------     ----------   -----------     -------------
Income from continuing operations . . . . .        $       4,642     $    1,665   $       545     $       6,852
                                                   =============     ==========   ===========     =============

Earnings per share from continuing operations.     $        0.37                                  $        0.46
Weighted average shares outstanding . . . .               12,629                                         14,930

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                     For the Six Months Ended June 30, 1995
                    (In thousands, except per share amounts)


                                                                                    Prideco
                                                      Company         Prideco      Pro Forma       Pro Forma
                                                     Historical      Historical   Adjustments     Consolidated
                                                  ---------------    ----------   -----------     -------------
Revenues  . . . . . . . . . . . . . . . . .        $     152,407    $    29,548   $       ---     $     181,955
                                                   -------------    -----------   -----------     -------------
Costs and expenses:
  Cost of sales . . . . . . . . . . . . . .              112,806         25,301           ---           138,107
  Selling, general and administrative
   expenses   . . . . . . . . . . . . . . .               26,060          1,981           211 (a)        28,252
                                                   -------------    -----------   -----------     -------------
                                                         138,866         27,282           211           166,359
                                                   -------------    -----------   -----------     -------------
Operating income  . . . . . . . . . . . . .               13,541          2,266          (211)           15,596
                                                   -------------    -----------   -----------     -------------
Other income (expense):
  Interest expense, net.  . . . . . . . . .               (8,161)          (700)          685 (b)        (8,176)
  Other, net  . . . . . . . . . . . . . . .                   (7)        (1,502)        1,417 (c)           (92)
                                                   --------------   -----------   -----------     --------------
                                                          (8,168)        (2,202)        2,102            (8,268)
                                                   -------------    -----------   -----------     -------------

Income before income taxes  . . . . . . . .                5,373             64         1,891             7,328
Provision for income taxes  . . . . . . . .               (1,989)          (378)         (414)(d)        (2,781)
                                                   -------------    -----------   -----------     -------------
Income (loss) from continuing operations  .        $       3,384    $      (314)  $     1,477     $       4,547
                                                   =============    ===========   ===========     =============

Earnings per share from continuing operations      $        0.27                                  $        0.30
Weighted average shares outstanding . . . .               12,672                                         14,914

        NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

GENERAL

         The following notes set forth the assumptions used in preparing the unaudited pro forma condensed consolidated statements of income. The pro forma adjustments are based on estimates made by the Company's management using information currently available. For purposes of preparing these unaudited pro forma condensed consolidated statements of income, certain assumptions have been made in allocating the purchase price of Prideco to the assets acquired and liabilities assumed. As a result, the pro forma adjustments discussed below are subject to change pending the completion of the detailed evaluation of the assets acquired and liabilities assumed.

PRO FORMA ADJUSTMENTS

         The adjustments to the accompanying unaudited pro forma condensed consolidated statements of income are described below:

         (a)     To record amortization expense relating to the estimated
                 $16.9 million excess of cost over the fair market value of net tangible assets acquired in connection with the acquisition of Prideco.

         (b) To reduce interest expense to reflect the retirement of Prideco's outstanding debt at the date of acquisition including revolving lines of credit.

         (c) To eliminate expenses incurred by Prideco relating to the Company's acquisition of Prideco.

         (d) To reflect the estimated income tax provision related to the effect of the pro forma adjustments.

(C)      EXHIBITS.

 2.1 Agreement and Plan of Merger dated as of May 22, 1995, as amended by Amendment No. 1 dated as of June 30, 1995, by and among Prideco, Inc., Christiana Companies, Inc., William Chunn, Donald Morris, Sandra Hamilton, the Company and Grant Acquisition Company.

*23.1 Consent of Arthur Andersen LLP, with respect to financial statements of Prideco, Inc.

 99.1     Press Release of the Company dated July 3, 1995.


- ---------------
*   Filed herewith

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ENERGY VENTURES, INC.



Dated:  May 7, 1996                               /s/Frances R. Powell
                                        ---------------------------------------
                                                     Frances R. Powell
                                        Vice President, Accounting & Controller

                              INDEX TO EXHIBITS


EXHIBIT
  NO.                            DESCRIPTION
- -------                          -----------

23.1 Consent of Arthur Andersen LLP, with respect to financial statements of Prideco, Inc.